Exhibit 99.1

Zevra Announces Closing of Sale of Rare Pediatric Disease Priority Review Voucher for $150 Million

Celebration, FL – Apr. 7, 2025 – Zevra Therapeutics, Inc. (NasdaqGS: ZVRA) (Zevra, or the Company), a commercial-stage company focused on providing therapies for people living with rare disease, today announced the closing of the sale of its Rare Pediatric Disease Priority Review Voucher (PRV) for gross proceeds of $150 million.

“We have reached another key milestone with the closing on the sale of our PRV, which we received following the successful approval of MIPLYFFATM (arimoclomol) from the U.S. Food and Drug Administration (FDA),” said LaDuane Clifton, Zevra’s Chief Financial Officer. “The $150 million in gross proceeds is non-dilutive capital that further enhances our financial flexibility to support our strategic priorities, which includes executing on the commercial launches of MIPLYFFA and OLPRUVA®, supporting our ongoing Phase 3 trial for celiprolol, and augmenting our solid balance sheet to support future investments that are in alignment with our strategic plan.”

Zevra was granted the PRV in September 2024 by the FDA, in connection with the FDA’s approval of MIPLYFFA, the first U.S. approved treatment for the ultra-rare neurodegenerative disease, Niemann-Pick type C.

In addition, the Company reported that available unaudited cash, cash equivalents and investments as of Mar. 31, 2025, were $68.7 million. Combined with the cash proceeds of $148.3 million, net of fees, from the sale of the PRV after the end of the quarter, cash, cash equivalents and investments would be $217.0 million.

About Zevra Therapeutics, Inc.

Zevra Therapeutics, Inc. is a commercial-stage company combining science, data, and patient need to create transformational therapies for rare diseases with limited or no treatment options. Our mission is to bring life-changing therapeutics to people living with rare diseases. With unique, data-driven development and commercialization strategies, the Company is overcoming complex drug development challenges to make new therapies available to the rare disease community.

For more information, please visit www.zevra.com or follow us on X and LinkedIn.

PRV Sale Closing

Financial Disclosure Advisory

The cash, cash equivalents and investments information provided in this press release is based on preliminary unaudited information and management estimates for the quarter ended March 31, 2025, is not a comprehensive statement of the Company’s financial results as of and for the fiscal quarter ended March 31, 2025 or any other period, and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted a review of and does not express an opinion or any other form of assurance with respect to this preliminary estimate.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the potential benefits of any of our products or product candidates for any specific disease or at any dosage; the progress of our clinical trials, our strategic and product development objectives; the benefits of the transaction and its impact on the Company’s balance sheet or strategic goals; our financial position, including our cash, cash equivalents and investments and available resources; and the timing of any of the foregoing. Forward-looking statements are based on information currently available to Zevra and its current plans or expectations. They are subject to several known and unknown uncertainties, risks, assumptions, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of Zevra’s Annual Report on Form 10-K for the year ended December 31, 2024, and Zevra’s other filings with the Securities and Exchange Commission. While we may elect to update such forward-looking statements at some point in the future, except as required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although we believe the expectations reflected in such forward-looking statements are reasonable, we cannot assure that such expectations will prove correct. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this press release.

Zevra Contact

Nichol Ochsner

+1 (732) 754-2545

nochsner@zevra.com

Media Contact

Russo Partners

David Schull

+1 (858) 717-2310

david.schull@russopartnersllc.com